Dresser-Rand Announces Cash Tender Offer to Purchase Any and All of Its Outstanding Senior Subordinated Notes and Related Consent Solicitation

Non-operating Charges Related to Tender Offer Expected to Reduce 2011 EPS by Approximately $0.14 per Share

HOUSTON, March 8, 2011 /PRNewswire/ -- Dresser-Rand Group Inc. ("Dresser-Rand") (NYSE: DRC) announced today that in light of favorable credit market conditions it has commenced a cash tender offer (the "Tender Offer") for any and all of its $370 million outstanding aggregate principal amount of 7-3/8% Senior Subordinated Notes due 2014 (the "Notes").  In connection with the Tender Offer, Dresser-Rand is also soliciting consents for certain amendments to the indenture (the "Indenture") governing the Notes (the "Consent Solicitation").  The Tender Offer and the Consent Solicitation are being made upon the terms and subject to the conditions described in Dresser-Rand's Offer to Purchase and Consent Solicitation Statement dated March 8, 2011 (the "Offer to Purchase") and the related consent and letter of transmittal.  The Tender Offer will expire at 12:00 midnight, New York City time, on April 4, 2011, unless extended or earlier terminated (the "Expiration Time").

Holders who validly tender their Notes and provide their consents to the proposed amendments to the Indenture prior to 5:00 p.m., New York City time, on March 21, 2011, unless extended or earlier terminated (the "Consent Payment Deadline"), will be eligible to receive the total consideration offered in the Tender Offer equaling $1,028.00 per $1,000 principal amount of the Notes, which includes a consent payment of $30.00 per $1,000 principal amount of the Notes.  Holders who validly tender their Notes after the Consent Payment Deadline, but prior to the Expiration Time, will be eligible to receive the tender offer consideration offered in the Tender Offer, which equals $998.00 per $1,000 principal amount of the Notes, but will not be eligible to receive the consent payment.  In addition, holders whose Notes are purchased in the Tender Offer will receive accrued and unpaid interest on their purchased Notes up to, but not including, the applicable settlement date for such Notes.

In connection with the Tender Offer, assuming that all of the outstanding Notes are tendered prior to the Consent Payment Deadline and purchased pursuant to the Tender Offer, Dresser-Rand expects to record an estimated pre-tax charge to non-operating income in the aggregate of approximately $17.7 million ($0.14 per share after-tax).  This includes a pre-tax, non-cash amount for the unamortized financing fees associated with the existing Notes of approximately $6.5 million ($0.05 per share).   The remaining pre-tax amount of approximately $11.2 million ($0.09 per share) relates to the premiums that may be paid to tendering holders of Notes and estimated costs associated with the Tender Offer and Consent Solicitation described above.  These expenses will be incurred as the Notes are purchased, which is expected to occur during the first and second quarters of 2011.

In the Consent Solicitation, Dresser-Rand is soliciting from holders of the Notes consents to proposed amendments to the Indenture which would eliminate most of the covenants, certain events of default applicable to the Notes and certain other provisions contained in the Indenture and the Notes.  Adoption of the proposed amendments requires the consent of the holders of at least a majority of the outstanding principal amount of the Notes.  Any holder who tenders Notes pursuant to the Tender Offer must also deliver a consent in respect of such tendered Notes to the proposed amendments.  A Holder may not revoke a consent without withdrawing the previously tendered Notes to which such consent relates.  Notes tendered may only be withdrawn, and related consents revoked, prior to 5:00 p.m., New York City time, on March 21, 2011, unless extended, except in limited circumstances where additional withdrawal rights are required by law.

Consummation of the Tender Offer and the Consent Solicitation is subject to the satisfaction or waiver of certain conditions set forth in the Offer to Purchase, including execution of the supplemental indenture and satisfactory financing arrangements in an amount that, when combined with cash on hand, will be sufficient to fund the purchase of the Notes tendered in the Tender Offer.

Dresser-Rand has engaged UBS Investment Bank to act as the dealer manager and solicitation agent for the Tender Offer and the Consent Solicitation, and Global Bondholder Services Corporation to serve as the depositary and information agent for the Tender Offer and the Consent Solicitation.

Requests for documents may be directed to Global Bondholder Services Corporation by telephone at (866) 540-1500 (toll free) (banks and brokerage firms please call (212) 430-3774).  Questions regarding the Offer may be directed to UBS Investment Bank at (888) 719-4210 (U.S. toll-free) or (203) 719-4210 (collect), attention: Liability Management Group.

This press release is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to purchase or a solicitation of consents with respect to any Notes.  The Tender Offer and the Consent Solicitation are being made solely by the Offer to Purchase and the related consent and letter of transmittal, which sets forth the complete terms and conditions of the Tender Offer and Consent Solicitation.

About Dresser-Rand

Dresser-Rand is among the largest suppliers of rotating equipment solutions to the worldwide oil, gas, petrochemical, and process industries.  Dresser-Rand operates manufacturing facilities in the United States, France, United Kingdom, Germany, Norway, India, and China, and maintains a network of 39 service and support centers covering more than 140 countries.  Dresser-Rand has principal offices in Paris, France and Houston, Texas.  For more information, visit www.dresser-rand.com.

This news release may contain forward-looking statements, including, but not limited to, statements with respect to the planned or proposed repurchase of securities.  Forward-looking statements include, without limitation, Dresser-Rand's plans, objectives, goals, strategies, future events, future revenue, or performance, capital expenditures, financing needs, plans, or intentions relating to acquisitions, business trends, executive compensation, and other information that is not historical information.  The words "anticipates," "believes," "expects," "intends," and similar expressions identify such forward-looking statements.  Although Dresser-Rand believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those projected.  These factors, risks and uncertainties include, among others, the following: potential for material weaknesses in its internal controls; economic or industry downturns; its inability to implement its business strategy to increase aftermarket parts and services revenue; competition in its markets; failure to complete or achieve the expected benefits from any future acquisitions; economic, political, currency and other risks associated with international sales and operations; fluctuations in currencies and volatility in exchange rates; loss of senior management; environmental compliance costs and liabilities; failure to maintain safety performance acceptable to its clients; failure to negotiate new collective bargaining agreements; unexpected product claims and regulations; infringement on its intellectual property or infringement on others' intellectual property; difficulty in implementing an information management system; and Dresser-Rand's brand name may be confused with others.  These and other risks are discussed in detail in Dresser-Rand's filings with the Securities and Exchange Commission at www.sec.gov.  Actual results, performance, or achievements could differ materially from those expressed in, or implied by, the forward-looking statements.  Dresser-Rand can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on results of operations and financial condition.  Dresser-Rand undertakes no obligation to update or revise forward-looking statements, which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

DRC-FIN

CONTACT:  Investors, Blaise Derrico, Director Investor Relations of Dresser-Rand Group Inc., +1-713-973-5497